Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Diageo plc of our report dated 4 August 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Diageo plc’s Annual Report on Form 20-F for the year ended 30 June 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
23 February 2023